EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock, par value $0.01 per share, New Fortress Energy Inc., dated as of April 26, 2021, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

STONEPEAK INFRASTRUCTURE FUND II CAYMAN (G) LTD.
By: Stonepeak Golar Power Holdings (Delaware) LP, its sole shareholder
By: Stonepeak Infrastructure Fund II Cayman LP, its general partner
By: Stonepeak Infrastructure Fund II Cayman Ltd., its general partner

By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Shareholder

STONEPEAK GOLAR POWER HOLDINGS (DELAWARE) LP
By: Stonepeak Infrastructure Fund II Cayman LP, its general partner
By: Stonepeak Infrastructure Fund II Cayman Ltd., its general partner

By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Shareholder

STONEPEAK INFRASTRUCTURE FUND II CAYMAN LP
By: Stonepeak Infrastructure Fund II Cayman Ltd., its general partner

By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Shareholder

STONEPEAK INFRASTRUCTURE FUND II CAYMAN LTD.

By: /s/ Michael Dorrell
Name: Michael Dorrell
Title: Managing Shareholder

By: /s/ Michael Dorrell
Michael Dorrell

April 26, 2021